EXHIBIT (n)

Other Opinions:

Consents of Independent Auditors and

Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Ameritas Life Insurance Corp. Carillon Life Account (formerly The Union Central Life Insurance Company Carillon Life Account) on Form N-6 of our reports which express an unmodified opinion in accordance with accounting practices prescribed or permitted by the Insurance Department of the State of Nebraska dated March 26, 2014 relating to the statutory basis financial statements of Ameritas Life Insurance Corp. as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013, and dated March 31, 2014 relating to the statutory basis financial statements of The Union Central Life Insurance Company as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013 and of our report which expresses an unmodified opinion in accordance with accounting practices prescribed or permitted by the Department of Insurance, Securities and Banking of the District of Columbia dated March 20, 2014 relating to the statutory basis financial statements of Acacia Life Insurance Company as of December 31, 2013 and 2012 and for each of the two years in the period ended December 31, 2013, all appearing in the Statement of Additional Information, which is incorporated by reference in the Registration Statement of Ameritas Life Insurance Corp. Carillon Account (formerly The Union Central Life Insurance Company Carillon Account) for the “Advantage VA III” Flexible Premium Deferred Annuity on Form N-4, and to the reference to us under the heading “Independent Auditors and Independent Registered Public Accounting Firm” in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

Omaha, Nebraska
July 1, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Ameritas Life Insurance Corp. Carillon Life Account (formerly The Union Central Life Insurance Company Carillon Life Account) on Form N-6 of our report dated March 21, 2014, relating to the financial statements and financial highlights of Carillon Life Account, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading “Independent Auditors and Independent Registered Public Accounting Firm” in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

Omaha, Nebraska
July 1, 2014